Exhibit 99.1

February 11, 2015

NASDAQ: THST

Truett-Hurst, Inc. Reports Second Quarter Fiscal 2015 Results

Healdsburg, California (February 11, 2015) – Truett-Hurst, Inc. (NASDAQ: THST) today reported results for the second quarter and six-month period of fiscal 2015 (“FY15”), which ended December 31, 2014. Truett-Hurst, Inc. operates an innovative and fast growing super-premium and ultra-premium wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California.

FY15Q2 Vs. FY14Q2

•	Net sales up 9% to $6.6 million from $6.0 million (+$0.6 million):

o	Wholesale down 19% to $3.6 million.

o	Direct to Consumer (“DTC”) up 27% to $1.4 million.

o	Internet up 199% to $1.6 million.

Wholesale net sales were impacted by a $0.6 million loss contingency accrual related to returns of out-of-date Paper Boy product (1). Before the impact of the loss contingency accrual, wholesale net sales decreased by $0.2 million or 5% in the second quarter of FY15 compared to the same prior-year quarter period. We continue to expect to see variability in quarter over quarter results for our wholesale business as we bring on new customers and launch new products.

The DTC net sales increase was primarily due to our continued growth in wine club membership and tasting room traffic. The internet net sales increase was attributable to increased website traffic, internet marketing and continued expansion of our customer reach through a partnership model.

Footnote:

1.	In January 2015, we were notified by a large national retailer that inventory of Paper Boy product on their shelves had partially oxidized. Our terms of sale provide for limited rights of return only in circumstances where products are not merchantable due to quality deficiencies. We determined that Paper Boy’s shelf life met the product’s quality specifications, which are consistent with those of other similar products in the market. However, on a one time basis we agreed to work with the retailer to remove expired product. While we believe we have no contractual liability for costs associated with destruction of out-of-date inventory, we anticipate providing limited financial support to certain of our largest distributors. Finally, we have reviewed our inventory and have written off the expired Paper Boy finished goods inventory in our warehouse.

Truett-Hurst, Inc. • 125 Foss Creek Circle • Healdsburg, CA 95448 • tel: 707.431.4436 • fax: 707.431.4402 • email: ir@truetthurstinc.com

Truett-Hurst, Inc. Announces Second Quarter Fiscal 2015 Financial Results

•	Overall gross margins decreased to 30% from 35% and gross profit decreased $0.1 million to $2.0 million

o	Wholesale gross margins decreased 20.1 margin points to 9.3%

o	DTC gross margins increased 1.8 margin points to 62.1%

o	Internet gross margins increased 15.9 margin points to 49.5%

Wholesale gross margins were impacted by the Paper Boy loss contingency accrual of $0.6 million mentioned above as well as an additional $0.2 million inventory impairment for out-of-date Paper Boy inventory that we owned as of December 31, 2014. Before the impact of the Paper Boy related items, wholesale gross margins decreased by 2.2 margin points to 27.2% compared to the same prior-year quarter period of 29.4%. Compared to the first quarter of FY15, wholesale margins, before the impact of the two Paper Boy related items, declined 30 basis points.

Both DTC and Internet segments exhibited margin expansion of 1.8 margin points and 15.9 margin points respectively compared to the same prior-year quarter.

Operating Expenses:

Operating expenses for the second quarter of FY15 were $2.7 million compared to $2.0 million in the prior-year quarter period. Sales and marketing (“S&M”) expense increased $0.5 million due to continued investment in personnel, increased non-cash stock compensation expense as well as variable S&M expenses in our internet segment. General and administrative (“G&A”) expense increased $0.2 million due to increased non-cash stock compensation expense and investment in infrastructure. Versus the first quarter of FY15, G&A expenses decreased $0.1 million.

Six Months FY15 Vs. Six Months FY14

•	Net sales up 15% to $13.0 million from $11.4 million (+$1.6 million):

o	Wholesale down 8% to $7.7 million.

o	Direct to Consumer (“DTC”) up 21% to $2.4 million.

o	Internet up 197% to $2.9 million.

Wholesale net sales were impacted by a $0.6 million loss contingency accrual related to returns of out-of-date Paper Boy product. Before the impact of the loss contingency accrual, wholesale net sales decreased by $0.1 million or 1% for the first six months of FY15 compared to the same six-month period in the prior-year. We continue to expect to see variability in quarter over quarter results for our wholesale business as we bring on new customers and launch new products.

Truett-Hurst, Inc. Announces Second Quarter Fiscal 2015 Financial Results

The DTC net sales increase was primarily due to our continued growth in wine club membership and tasting room traffic. The internet net sales increase was attributable to increased website traffic, internet marketing and expansion of our customer reach through a partnership model.

•	Overall gross margins were level at 34% for six-month periods of FY15 and FY14

o	Wholesale gross margins decreased 8.8 margin points to 19.1%

o	DTC gross margins increased 3.1 margin points to 63.3%

o	Internet gross margins increased 12.0 margin points to 48.6%

Wholesale gross margins were impacted by the loss contingency accrual of $0.6 million mentioned above as well as an additional $0.2 million inventory impairment for out-of-date inventory that we owned as of 12/31/2014. Before the impact of the two Paper Boy related items, wholesale gross margins decreased by 60 basis points to 27.2% compared to 27.9% in the same six-month period of the prior-year.

Both DTC and Internet segments exhibited margin expansion showing increases of 3.1 margin points and 12.0 margin points, respectively compared to the same six-month period in the prior-year.

Consolidated gross margin percentage for the six-month period in FY15, before the impact of the Paper Boy related items, was 38% versus 34% in the same period from the prior-year.

Operating Expenses:

Operating expenses for the six-month period of FY15 were $5.2 million compared to $3.9 million in the prior six-month period, an increase of $1.3 million. S&M expense increased $0.9 million due to continued investment in our brand related programming, promotions and incentives as well as variable S&M expenses directly related to the growth in sales of our internet segment. G&A expense increased $0.4 million due to increased non-cash stock compensation expense and increased infrastructure costs versus the prior year.

Phillip L. Hurst, Truett-Hurst, Inc.’s President and CEO stated, “I’m encouraged that Truett-Hurst was able to show growth for the quarter and the first half of FY15 despite having accrued a large amount of costs for dealing with out-of-date Paper Boy product. Our direct to consumer and internet segments have shown very positive top line growth while continuing to expand margins. I’m excited about the work that we still have ahead of us this fiscal year; launching California Winecraft and Sonoma Ranches with Kroger and starting our national brands relationship with Target.”

Earnings Call

Truett-Hurst, Inc.’s management will host a conference call today, February 11, 2015, at 1:30 p.m. PST (4:30 p.m. EST) to discuss the Company's financial results. To listen to the conference call, dial in approximately ten minutes before the scheduled call to 1.888.347.6082 or international at 1.412.902.4286 and request Truett-Hurst Second Quarter Fiscal 2015 Results Call or visit our webcast link: http://www.videonewswire.com/event.asp?id=101446. A replay of the call will be available, to listen to the replay, dial US Toll Free: 1.877.344.7529 or International Toll: 1.412.317.0088 and enter conference number: 101446. The call will be available one hour after the end of the conference call through February 18, 2015 at 9:00 am ET.

Truett-Hurst, Inc. Announces Second Quarter Fiscal 2015 Financial Results

TRUETT-HURST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(unaudited)

	Three-Month Periods Ended		Six-Month Periods Ended
	December 31,		December 31,
	2014	2013	2014	2013

Sales	$6,732	$6,141	$13,346	$11,677
Less excise tax	(168)	(145)	(300)	(295)
Net sales	6,564	5,996	13,046	11,382

Cost of sales	4,565	3,875	8,612	7,472

Gross profit	1,999	2,121	4,434	3,910

Operating expenses:
Sales and marketing	1,858	1,399	3,423	2,553
General and administrative	812	588	1,755	1,324
Bulk wine sales, net gain	-	(1)	-	(1)
Loss on disposal of assets	-	-	2	-
Total operating expenses	2,670	1,986	5,180	3,876
(Loss) income from operations	(671)	135	(746)	34
Other (expense) income:
Interest expense, net	(69)	(39)	(133)	(81)
Other	(77)	47	(86)	30
Total other (expense) income	(146)	8	(219)	(51)
(Loss) income before income taxes	(817)	143	(965)	(17)
Income tax expense	-	32	2	11
Net (loss) income before non-controlling interests	(817)	111	(967)	(28)
Net income (loss) attributable to non-controlling interest: The Wine Spies, LLC	49	(37)	86	(61)
Net (loss) income attributable to Truett-Hurst, Inc. and H.D.D. LLC	(866)	148	(1,053)	33
Less: Net (loss) income attributable to non-controlling interest: H.D.D. LLC	(392)	108	(479)	26
Net (loss) income attributable to Truett-Hurst, Inc.	$(474)	$40	$(574)	$7

Basic net (loss) income per share	$(0.13)	$0.01	$(0.15)	$0.00
Diluted net (loss) income per share	$(0.13)	$0.01	$(0.15)	$0.00

Basic weighted average shares outstanding	3,786,712	2,700,462	3,768,592	2,700,230
Diluted weighted average shares outstanding	3,786,712	2,947,390	3,768,592	2,947,158

Truett-Hurst, Inc. Announces Second Quarter Fiscal 2015 Financial Results

TRUETT-HURST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31, 2014	June 30, 2014
	Unaudited
ASSETS

Current assets:
Cash and cash equivalents	$2,913	$5,567
Accounts receivable	2,294	3,300
Inventories	21,952	17,179
Bulk wine deposit	-	1,424
Other current assets	162	161
Total current assets	27,321	27,631

Property and equipment, net	5,931	5,553
Goodwill	134	134
Intangible assets, net	753	629
Other assets, net	418	381
Total assets	$34,557	$34,328

LIABILITIES and EQUITY

Current liabilities:
Credit facilities	$8,457	$8,685
Accounts payable and accrued expenses	3,474	3,194
Accrual for sales returns	582	-
Due to related parties	363	56
Related party note	31	67
Current maturities of long-term debt	400	333
Total current liabilities	13,307	12,335

Deferred rent liability	37	48
Long-term debt, net of current maturities	3,418	3,527
Total liabilities	16,762	15,910

Commitments and contingencies

Stockholders' equity
Preferred stock, par value of $0.001 per share, 5,000,000 shares authorized and zero issued and outstanding at December 31, 2014 and June 30, 2014	-	-
Class A common stock, par value of $0.001 per share, 15,000,000 authorized and 3,847,986 issued and outstanding at December 31, 2014 and 3,750,472 issued and outstanding at June 30, 2014	4	4
Class B common stock, par value of $0.001 per share, 1,000 authorized and 9 issued and outstanding at December 31, 2014 and June 30, 2014	-	-
Additional paid-in capital	14,401	14,057
Accumulated deficit	(4,569)	(3,995)
Total Truett-Hurst, Inc. stockholders' equity	9,836	10,066
Non-controlling interests	7,959	8,352
Total equity	17,795	18,418
Total liabilities and equity	$34,557	$34,328

Truett-Hurst, Inc. Announces Second Quarter Fiscal 2015 Financial Results

TRUETT-HURST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six-Month Periods Ended
	December 31,
	2014	2013
Cash flows from operating activities:
Net loss before non-controlling interests	$(967)	$(28)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	317	257
Deferred rent	(11)	1
Deferred taxes	-	11
Loss (gain) on fair value of interest rate swap	49	(48)
Loss on disposal of asset	2	-
Stock-based compensation	345	202

Changes in operating assets and liabilities, net
Accounts receivable	1,006	259
Inventories	(4,773)	(4,128)
Bulk wine deposit	1,424	-
Other current assets	(50)	(365)
Accounts payable and accrued expenses	280	(372)
Accrual for sales returns	582	-
Net cash used in operating activities	(1,796)	(4,211)

Cash flows from investing activities:
Acquisition of property and equipment	(597)	(465)
Acquisition of intangible and other assets	(138)	(126)
Net cash used in investing activities	(735)	(591)

Cash flows from financing activities:
Net (payments on) proceeds from line of credit	(228)	383
Net proceeds from related parties	271	675
Payments on long-term debt	(166)	(124)
Net cash (used in) provided by financing activities	(123)	934

Net decrease in cash	(2,654)	(3,868)
Cash at beginning of period	5,567	11,367
Cash at end of period	$2,913	$7,499

Supplemental disclosure of cash flow information:
Cash paid for interest	$120	$92

Supplemental disclosure of non-cash transactions
Seller-financed acquisition of trademark	$170	$-

Truett-Hurst, Inc. Announces Second Quarter Fiscal 2015 Financial Results

About Truett-Hurst, Inc.

Truett-Hurst, Inc. (NASDAQ: THST, www.truetthurstinc.com) is a holding company and its sole asset is the controlling equity interest in H.D.D. LLC., an innovative and fast-growing super-premium, ultra-premium and luxury wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California. Truett-Hurst, Inc. is headquartered in Healdsburg, California.

Forward-Looking Statements

This press release and our earnings conference call for the first quarter of fiscal 2015 ended September 30, 2014 contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, prospects, plans, opportunities, and objectives constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include expectations regarding revenue, income, expenses, for the fiscal year ending June 30, 2015 and any future periods. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, a reduction in the supply of grapes and bulk wine available to us; significant competition; any change in our relationships with retailers which could harm our business; we may not achieve or maintain profitability in the future; the loss of key employees; a reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine; credit facility restrictions on our current and future operations; failure to protect, or infringement of, trademarks and proprietary rights; these factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. For additional information, see our Annual Report on Form 10-K filed on September 29, 2014, or our other reports currently on file with the Securities and Exchange Commission, which contain a more detailed discussion of risks and uncertainties that may affect future results. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Truett-Hurst, Inc. Announces Second Quarter Fiscal 2015 Financial Results

For more information, contact:	For more information, contact:

Truett-Hurst, Inc.	Truett-Hurst, Inc.’s Investor Relations

Paul Forgue,	Wil Lindgren, Investor Relations &

Chief Financial Officer & Chief Operations Officer	Director of Reporting and Finance

Phone: 707.431.4423	Phone: 707.431.4436

Fax: 707.395.0289	Fax: 707.395.0290

Email: paul@truetthurstinc.com	Email: ir@truetthurstinc.com